Southern California Edison Company

                            EXECUTIVE RETIREMENT PLAN






                         for Executives of Participating

                              EDISON INTERNATIONAL

                                    Companies




                              As Restated Effective

                                  April 1, 1999

                                TABLE OF CONTENTS

PREAMBLE                                                              1
I.       DEFINITIONS                                                  1
II.      PARTICIPATION                                                3
         2.01         Eligibility                                     3
         2.02         Pre-1995 Participation                          3
III.     BENEFIT DETERMINATION AND VESTING                            3
         3.01         Overview                                        3
         3.02         Benefit Features                                3
         3.03         Benefit Computation                             4
         3.04         Vesting                                         4
         3.05         Benefit of Former Executives                    5
IV. RETIREMENT BENEFITS                                               5
         4.01         Forms of Benefit Payment                        5
         4.02         Interest                                        5
         4.03         Commencement of Payments                        6
V.       TERMINATION BENEFITS                                         6
VI.      SURVIVOR BENEFITS                                            6
         6.01         Overview                                        6
         6.02         Alternative Forms of Payment                    6
VII.     PAYMENT TERMS AND CONDITIONS                                 7
         7.01         Benefits Nonassignable                          7
         7.02  I      ncapacity                                       7
         7.03         Hardship                                        7
         7.04         No Fiduciary Relationship                       8
VIII.    TAXES                                                        8
         8.01         Taxes on Benefit Payments                       8
         8.02         Taxes on Benefit Accrual                        8
IX.      BENEFICIARY  8
X.       PLAN ADMINISTRATION                                          8
         10.01        Plan Interpretation                             8
         10.02        Day-to-Day Administration                       9
         10.03        Limited Liability                               9
XI.      AMENDMENT OR TERMINATION                                     9
         11.01        Authority to Amend or Terminate                 9
         11.02        Limitations                                     9
XII.     CLAIMS AND REVIEW PROCEDURES                                 9
         12.01        Right To Arbitration                            9
         12.02        Arbitration Procedures                          10
         12.03        Enforcement of Award and Fees                   10
XIII.    MISCELLANEOUS11
         13.01        Participation in Other Plans                    11
         13.02        Relationship to Qualified Plan                  11
         13.03        No Right to Employment                          11
         13.04        Forfeiture                                      11
         13.05        Benefits Unsecured                              12
         13.06        Validity and Applicable Law                     12
         13.07        Captions                                        12

                       SOUTHERN CALIFORNIA EDISON COMPANY

                            EXECUTIVE RETIREMENT PLAN

                       As Amended Effective April 1, 1999

                                       I.
                                    PREAMBLE

The purpose of this Plan is to provide supplemental retirement benefits to Participants and surviving spouses or other designated beneficiaries of such Participants.

                                       II.
                                   DEFINITIONS

Capitalized terms in the text of the Plan are defined as follows:

Administrator means the Compensation and Executive Personnel Committee of the Southern California Edison Company Board of Directors.

Affiliate means Edison International or any corporation or entity which along with Edison International, is a component member of a "controlled group of corporations" within the meaning of Section 414(b) of the Code.

Base Salary means the annual basic rate of pay as fixed by the Company (excluding Incentive Awards, special awards, commissions, severance pay, and other non-regular forms of compensation).

Beneficiary means the person designated as such in accordance with Article IX of the Plan.

Benefit Feature means one of the levels of benefit under the Plan as described in Section 3.02(a).

Code means the Internal Revenue Code of 1986, as amended.

Company means the Affiliate employing the Participant.

Financial Hardship means an unexpected and unforeseen financial disruption arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence as determined by the Administrator or its designee. Needs arising from foreseeable events such as the purchase of a residence or education expenses for children will not, alone, be considered a Financial Hardship.

Incentive Award means the dollar amount of incentive (bonus) awarded by the Company to the Participant pursuant to the terms of an annual incentive award plan.

Participant means a key employee of an Affiliate, who (i) is a U.S. employee or an expatriate and is based and paid in the U.S., (ii) has been designated as an executive by the Administrator, the Company Board or the Company CEO for purposes of the Plan, and (iii) qualifies as a member of the "select group of management or highly compensated employees" under the Employee Retirement Income Security Act of 1974, as amended.

Plan means the Southern California Edison Company Executive Retirement Plan.

Qualified Plan means the Southern California Edison Company Retirement Plan, or a successor plan, intended to qualify under Section 401(a) of the Code.

Retirement means separation from the Company upon attainment of at least age 55 with at least 5 Years of Service.

Senior Officer means (i) the CEO, President, Executive Vice Presidents, Senior Vice Presidents and elected Vice Presidents of the Sponsor and Edison International, (ii) any officer of other Affiliates who has been designated as a
Section 16 Officer by the Board of Directors of Edison International, and (iii) any other Affiliate employee designated by the Administrator to be a Senior Officer for purposes of the Plan.

Sponsor means the Southern California Edison Company.

Termination of Employment means the voluntary or involuntary cessation of the Participant's employment with the Company for any reason other than death or Retirement. Termination of Employment will not be deemed to have occurred for purposes of this Plan if the Participant is reemployed by another Affiliate within 30 days of ceasing work with the Company.

Total Compensation means (i) for non-Senior Officer Participants, the annualized average Base Salary as fixed by the Company based on the Participant's 36 highest months of Base Salary, and (ii) for Senior Officers, the annualized average of Base Salary plus Incentive Award based on the 36 months in which the Participant had the highest combination of Base Salary and Incentive Award. The 36 months need not be consecutive. For purposes of determining the highest 36 months for Senior Officers, each of the Participant's annual Incentive Awards will be spread evenly over the months worked in the years in which the Incentive Awards were earned. In no event will Total Compensation be less than the dollar amount determined under the terms of the Plan in effect on March 31, 1999 for Employees who were Participants on that date.

Year of Service means a calendar year in which the Participant is credited with 1,000 or more hours of service with the Company determined in accordance with the terms of the Qualified Plan.

                                       II.
                                  PARTICIPATION

2.01     Eligibility

Individuals are eligible to participate in the Plan when they become Senior Officers or are designated as executives by the Administrator, the Company Board or the Company CEO for purposes of this Plan. Participation in the Plan will continue as long as the individual remains a Senior Officer or a designated executive (subject to any applicable Plan restrictions).

2.02     Pre-1995 Participation

Employees who were Participants in the Plan on December 31, 1994 will continue to participate in the Plan as long as they remain designated as executives.

                                      III.
                        BENEFIT DETERMINATION AND VESTING

3.01     Overview

Benefits under the Plan will be payable with respect to any vested Participant upon Retirement to the extent the benefit payable under this Plan exceeds the benefit payable under other specified plans as provided under Section 3.03(a).

3.02     Benefit Features

(a) The Plan provides a supplemental retirement benefit calculated in accordance with Section 3.03 below. The Plan incorporates the following Benefit Features:

     (i) Recognition of the amount of Base Salary that is not recognized for purposes of calculating benefits under the Qualified Plan due to limits imposed by the Code under Sections 415(b) or 401(a)(17).

     (ii)Recognition of deferred salary that is not recognized for purposes of calculating benefits under the Qualified Plan.

     (iii) Recognition of Incentive Awards that are not recognized for purposes of calculating benefits under the Qualified Plan.

     (iv)An additional 0.75% benefit accrual over that provided by the Qualified Plan is earned for each Year of Service up to ten Years of Service. Plan eligibility during those years is not required.

(b)  Senior  Officers  are  eligible  for  all  four  Benefit  Features.   Other
Participants are eligible for Benefit Features (i) and (ii) only.

(c) Participants in the Plan on December 31, 1994, are eligible for all four Benefit Features as long as they remain eligible to participate in the Plan, unless they were participants in the Plan on December 31, 1992 and did not elect to participate in the Executive Disability and Survivor Benefit Program, in which case they are not eligible for Benefit Feature (iv).

3.03 Benefit Computation

(a) The Sponsor will calculate the amount of any benefits payable under the Plan for each Participant at the time of the Participant's Retirement, death, or termination with a deferred vested benefit. The amount payable under this Plan will be that dollar amount calculated pursuant to Section 3.03(b), reduced by
(i) the dollar amount payable to the Participant (or spouse or contingent annuitant) under the terms of the Qualified Plan, or other Affiliate defined benefit plan, after taking into account any applicable restrictions or limitations as to such payments required by the Code or other applicable law or the terms of the Qualified Plan, or other applicable Affiliate defined benefit plan, and (ii) the actuarial single life annuity value, as defined in the Qualified Plan, of the Participant's Profit Sharing Account under the Sponsor's Stock Savings Plus Plan, or successor plan.

(b) The Participant's Total Compensation will be used to calculate benefit amounts based on the formulas set forth in Section 4.02(a) of the Qualified Plan, including Subsection (1) but excluding Subsection (2), and Section 4.12(b) of the Qualified Plan, notwithstanding the Participant's eligibility for such benefits under the terms of the Qualified Plan. The initial calculation of any Plan benefits based on Total Compensation including Incentive Awards will assume a target bonus for the final year of employment subject to adjustment based on the actual Incentive Award made. If the final Incentive Award is made after benefits under the Plan are paid or commenced under the Plan, the benefit will be recalculated from inception, any increase to date will be paid in a one-time adjustment to true-up payments already made, and future payments, if any, will be adjusted accordingly. Any benefit decreases will be reflected in a one-time adjustment in the account balance effective with the payment starting the following January. Notwithstanding any other provision of the Plan to the contrary, a maximum of 35 Years of Service will be recognized for purposes of the benefit determination under Section 4.02(a) of the Qualified Plan for Participants whose initial eligibility date under the terms of the Plan is after April 1, 1999.

3.04 Vesting

The right to receive benefits under the Plan will vest when the Participant (i) has completed five Years of Service with an Affiliate, (ii) is determined by the Administrator to be permanently and totally disabled while employed with an Affiliate, or
(iii) dies while employed with an Affiliate.

3.05 Benefit of Former Executives

A vested Participant who remains employed with an Affiliate until Retirement but is no longer a designated executive will retain a benefit in the Plan based on the Participant's Total Compensation and service determined as of the last date of the Participant's eligible status and reduced by the amounts specified in
Section 3.03(a) determined upon the Participant's Retirement.

                                       IV.
                               RETIREMENT BENEFITS

4.01 Forms of Benefit Payment

(a) The normal form of benefit payout under this Plan is a joint and survivor annuity which will commence upon Retirement of the Participant and be paid monthly for the lifetime of the Participant. Upon the death of the Participant, the survivor will be entitled to the benefits payments described in Article VI.

(b) If, at least 90 days prior to his or her Retirement, the Participant elects an alternative form of payout, upon Retirement by the Participant (either early or normal Retirement), the value of his or her benefits payable under this Plan as of the date of Retirement will be paid in the manner elected by the Participant in (i) a single lump-sum payment calculated using the rate of interest determined pursuant to Section 4.02, and based upon the 1983 Group Annuity Mortality actuarial tables, (ii) in monthly installments (of principal, plus interest) over a period of 60 months, or (iii) in monthly installments (of principal, plus interest) over a period of 120 months.

(c) If a Participant elects a payout in monthly installments of principal plus interest over a period of 60 months or 120 months, monthly payments will be calculated in such a way that equal monthly payments on the first day of each month for the remainder of the payout period with interest would bring the balance to zero by the end of that period. The account will be reamortized annually effective January 1st based on the December 31st account balance and the revised interest rate as determined pursuant to Section 4.02.

4.02  Interest

The annual reamortization of payments described in Section 4.01(c) will be determined using a monthly rate of interest that is one-twelfth of the average Moody's Corporate Bond Yield for Aa Public Utility Bonds for the twelve months preceding November 1st of the prior year. This interest rate determined on an annualized basis will also be used to calculate starting balances and lump sums for purposes of Section 4.01(b).

4.03  Commencement of Payments

Payments under this Plan on account of Retirement will be paid in full if the lump-sum option is chosen, or will begin to be paid in monthly installments, if a monthly payment option is chosen, within 30 days of the date on which the Participant retires, or as soon thereafter as practicable. To the extent reasonably practicable, monthly payments under this Plan will be made at a time coincident with the payment of benefits under the Qualified Plan.

                                       V.
                              TERMINATION BENEFITS

If the Participant terminates his or her employment with the Company prior to Retirement (either early or normal), but with a deferred vested interest in the Plan, benefits will be payable under this Plan reduced by the amounts specified in Section 3.03(a) determined as of the benefit commencement date adjusted to reflect any distributions from the Participant's Profit Sharing Account under the Sponsor's Stock Savings Plus Plan, or successor plan, that occurred since the employment termination date in a manner consistent with the Qualified Plan. If the vested individual was not a designated executive at the time employment was terminated, the Plan benefit determined before the Section 3.03(a) reductions will be based on the Participant's Total Compensation and service determined as of the last date of the Participant's status as a designated executive. Notwithstanding any other provision in the Plan to the contrary, any benefits payable under this Plan due to Termination of Employment will be paid as an annuity only, beginning at age 55 and calculated as of the Participant's Normal Retirement Age under the Qualified Plan, reduced by the early retirement factors applicable to vested terminees under the Qualified Plan. A joint and survivor annuity will be the normal form of benefit. The Participant may elect another annuity option available under the Qualified Plan, subject to the same terms and conditions as would apply to such an election under the Qualified Plan.

                                       VI.
                                SURVIVOR BENEFITS

6.01  Overview

In addition to the amount payable hereunder to a retired Participant, this Plan will pay a benefit, similarly computed, to an eligible surviving spouse or to a contingent annuitant under the "Spouse's Pension", the "Pre-retirement Survivor Annuity Option", or the "Contingent Annuitant Option" provisions of the Qualified Plan if such spouse's pension, survivor annuity or contingent annuity is reduced or limited as required by currently applicable law or the terms of the Qualified Plan.

6.02 Alternative Forms of Payment

(a) Upon the death of a Participant who has elected an alternative form of benefit payment under the Plan prior to the receipt of the full amount credited to his or her account, the balance of the account will be paid in accordance with the Participant's previously elected method of payment to the Participant's designated beneficiary or beneficiaries, as provided herein, over the remainder of the elected payout period until the full amount has been paid.

(b) If the 60 or 120 month payout options have been chosen, and if no designated beneficiary or beneficiaries survive the Participant, or if a designated beneficiary dies before the balance of the account has been paid, the balance of the account of the Participant or of the designated beneficiary will be paid in one lump-sum payment to the estate of the Participant if no designated beneficiaries survive him or her, or if such designated beneficiaries survive the Participant, to the estate of whomever was last receiving benefit payments, as soon as practicable following the Participant's or the designated beneficiary's death.

(c) If the Participant dies while an active Employee, and a benefit is payable under the Plan, the designated beneficiary or beneficiaries, or if no designated beneficiaries survive the Participant, the Participant's estate may select any of the benefit payout options described in Section 4.01(b).

                                       VII
                          PAYMENT TERMS AND CONDITIONS

7.01  Benefits Nonassignable

Benefits under this Plan will be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties. Notwithstanding the foregoing, the right to receive payment hereunder is hereby expressly declared to be personal, nonassignable and nontransferable, except by will, intestacy, or as otherwise required by law, and in the event of any attempted assignment, alienation or transfer of such rights contrary to the provisions hereof, the Company will have no further liability for payments hereunder.

7.02  Incapacity

If any person entitled to payments under this Plan is, in the opinion of the Administrator or its designee, incapacitated and unable to use such payments in his or her own best interest, the Administrator or its designee may direct that payments (or any portion) be made to that person's legal guardian or conservator, or that person's spouse, as an alternative to payment to the person unable to use the payments. The Administrator or its designee will have no obligation to supervise the use of such payments, and court-appointed guardianship or conservatorship may be required.

7.03  Hardship

Upon written application made to the Administrator, the Participant or his or her designated beneficiary or beneficiaries may request payment in some form other than the method of payment originally elected. Such request must establish to the satisfaction of the Administrator or its designee that special circumstances, such as Financial Hardship, exist which require such a variation in payment. The Administrator, or its designee, will exercise sole discretion in allowing or refusing such requests, and the decision of the Administrator or its designee on such requests will be final.

7.04  No Fiduciary Relationship

Nothing contained in this Plan, and no action taken pursuant to any of its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company or Sponsor and the Participant, a designated beneficiary, or any other beneficiaries of the Participant, or any other person. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right will be no greater than the right of any unsecured general creditor of the Company.

                                      VIII.
                                      TAXES

8.01  Taxes on Benefit Payments

Any amounts paid under this Plan on account of termination, Retirement, death or hardship (pursuant to Section 11) will be subject to any income tax withholding or other deductions as may be required by federal, state, or local law.

8.02  Taxes on Benefit Accrual

A Participant's annual benefit accrual may be subject to federal, state or local payroll taxes. Such taxes will be withheld from the Participant's salary as may be required by federal, state or local law.
                                       IX.
                                   BENEFICIARY

At the time the Eligible Employee elects his or her payout method under this Plan, he or she shall designate a beneficiary or beneficiaries. The designation may be changed at any time by the Eligible Employee; however, the consent of a spouse may be required.

                                       X.
                               PLAN ADMINISTRATION

10.01  Plan Interpretation

The Administrator (either directly or through its designees) will have power and authority to interpret, construe, and administer this Plan; provided that, its authority to interpret this Plan will not cause its decisions in this regard to be entitled to a deferential standard of review in the event that an Participant or beneficiary seeks review of the Administrator's decision as described in
Article XII.

10.02  Day-to-Day Administration

Day to day administration of the Plan has been delegated by the Administrator to the Sponsor, under the direction of the officer responsible for Human Resources, or such other individuals as may be authorized by him or her to perform such duties. Such administration will include the power to interpret the Plan and make such equitable adjustments as may be necessary to effectuate the purposes thereof.

10.03  Limited Liability

Neither the Administrator, nor any of its members or designees, will be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan.

                                       XI.
                            AMENDMENT OR TERMINATION

11.01  Authority to Amend or Terminate

The Administrator will have full power and authority to prospectively modify or terminate this Plan, and the Administrator's interpretations, constructions and actions, including any valuation of the Participant's account or benefits, or the amount or recipient of the payment to be made, will be binding and conclusive on all persons for all purposes. Absent the consent of the Participant, however, the Administrator will in no event have any authority to modify this section. However, no such amendment or termination will apply to any person who has then qualified for or is receiving benefits under this Plan.

11.02  Limitations

In the event of Plan amendment or termination which has the effect of eliminating or reducing a benefit under the Plan, the benefit payable on account of a retired Participant or survivor or other beneficiary will not be impaired, and the benefits of other Participants will not be less than the benefit to which each such Participant would have been entitled if he or she had retired immediately prior to such amendment or termination.

                                      XII.
                          CLAIMS AND REVIEW PROCEDURES

12.01  Right To Arbitration

Because it is agreed that time will be of the essence in determining whether any payments are due to an Participant or his or her beneficiary under this Plan, an Participant or beneficiary may, if he or she desires, submit any claim for payment under this Plan to arbitration. This right to select arbitration will be solely that of the Participant or beneficiary and the Participant or beneficiary may decide whether or not to arbitrate in his or her discretion. The "right to select arbitration" is not mandatory on the Participant or beneficiary, and the Participant or beneficiary may choose in lieu thereof to bring an action in an appropriate civil court. Once an arbitration is commenced, however, it may not be discontinued without the mutual consent of both parties to the arbitration. During the lifetime of the Participant only he or she can use the arbitration procedure set forth in this section.

12.02  Arbitration Procedures

(a) Any claim for arbitration may be submitted as follows: if an Participant or beneficiary has submitted a request to be paid under this Plan and the claim is finally denied by the Sponsor in whole or in part, such claim may be filed in writing with an arbitrator of the Participant's or beneficiary's choice who is selected by the method described in the next four sentences. The first step of the selection will consist of the Participant or beneficiary submitting a list of five potential arbitrators to the Sponsor. Each of the five arbitrators must be either (1) a member of the National Academy of Arbitrators located in the State of California or (2) a retired California Superior Court or Appellate Court judge. Within one week after receipt of the list, the Sponsor will select one of the five arbitrators as the arbitrator for the dispute in question. If the Sponsor fails to select an arbitrator within one week after receipt of the list, the Participant or beneficiary will then designate one of the five arbitrators for the dispute in question.

(b) The arbitration hearing will be held within seven days (or as soon thereafter as possible) after the picking of the arbitrator. No continuance of said hearing will be allowed without the mutual consent of the Participant or beneficiary and the Sponsor. Absence from or nonparticipation at the hearing by either party will not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his or her sole discretion when he or she decides he or she has heard sufficient evidence to satisfy issuance of an award. The arbitrator's award will be rendered as expeditiously as possible and in no event later than one week after the close of the hearing.

(c) In the event the arbitrator finds that the Sponsor has breached this Plan, he or she will order the Sponsor to pay to the Participant or beneficiary within two business days after the decision is rendered the amount then due the Participant or beneficiary, plus, notwithstanding anything to the contrary in this Plan, an additional amount equal to 20% of the amount actually in dispute. This additional amount will constitute an additional benefit under this Plan. The award of the arbitrator will be final and binding upon the parties.

12.03  Enforcement of Award and Fees

The award may be enforced in any appropriate court as soon as possible after its rendition. The Sponsor will be considered the prevailing party in a dispute if the arbitrator determines (1) that the Sponsor has not breached this Plan and
(2) the claim by the Participant or his or her beneficiary was not made in good faith. Otherwise, the Participant or his or her beneficiary will be considered the prevailing party. In the event that the Sponsor is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (excluding any attorneys' fees incurred by the Sponsor) including stenographic reporter, if employed, will be paid by the losing party. In the event that the Participant or his or her beneficiary is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (including all attorneys' fees incurred by the Participant or his or her beneficiary in pursuing his or her claim), including the fees of a stenographic reporter if employed, will be paid by the Sponsor.

                                      XIII.
                                  MISCELLANEOUS

13.01  Participation in Other Plans

The Participant will continue to be entitled to participate in all employee benefit programs of the Company as may, from time to time, be in effect. However, Total Compensation includable under this Plan will be deemed salary or other compensation to the Participant for the purpose of computing benefits under this Plan only, and will be used only under this Plan to calculate those benefits to which the Participant would otherwise be entitled under the Qualified Plan if such Total Compensation could have been included in the determination of benefits under that Plan.

13.02  Relationship to Qualified Plan

This Plan will to the full extent possible under currently applicable law be administered in accordance with, and where practicable according to the terms of the Qualified Plan. Notwithstanding the foregoing, the terms of this Plan shall control benefits payable under this Plan whenever the terms of the Qualified Plan differ from this Plan.

13.03  No Right to Employment

Nothing contained herein will be construed as conferring upon the Participant the right to continue in the employ of the Company, in any particular salary grade, or in any other capacity. If the Participant ceases to be an Participant in the Plan but remains in the employ of the Company, any benefits due the Participant under the Plan will not be payable until such time as he or she retires, or ceases to be an employee of the Company, and then only subject to the terms and conditions contained in this Plan.

13.04  Forfeiture

The payments to be made pursuant to the Plan require the Participant, for so long as the Participant remains in the active employ of the Company, to devote substantially all of his or her time, skill, diligence and attention to the business of the Company, and not to actively engage, either directly or indirectly, in any business or other activity adverse to the best interests of the business of the Company. In addition, the Participant will remain available during Retirement for consultation in any matter related to the affairs of the Company. Any breach of these conditions will result in complete forfeiture of any further benefits under the Plan. If the Participant will fail to observe any of the above conditions, or if he or she will be discharged by the Company for malfeasance or willful neglect of duty, then in any of said events, the payments under this Plan will not be paid, and the Sponsor and the Company will have no further liability therefor.

13.05  Benefits Unsecured

All Plan benefits will be unsecured and will be paid in cash from the general funds of the Company. No special or separate fund will be established and no other segregation of assets will be made to assure the payment of any benefits hereunder. No person will have by virtue of the provisions of this Plan, any interest in such assets. In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of the Participant to allow the Company to recover, in whole, or in part, the cost of providing the benefits hereunder, neither the Participant, the survivor or other designated beneficiary(ies) nor any other beneficiary will have any rights whatsoever therein; the Company will be the sole owner and beneficiary thereof and will possess and may exercise all incidents of ownership therein.

13.06  Validity and Applicable Law

f any of the provisions of this Plan will be held invalid, or be held to violate any law, the remainder of this Plan will not be affected thereby and will remain in full force and effect. This Plan will be governed by the laws of the State of California.

13.07  Captions
The captions of the articles and sections of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

                       SOUTHERN CALIFORNIA EDISON COMPANY


                       Lillian R. Gorman
                       -----------------------------------------------------
                       Lillian R. Gorman, Senior Vice President